IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF MARYLAND
(Northern Division)

FIRE AND POLICE RETIREE HEALTH CARE FUND, SAN ANTONIO, et al. Plaintiffs, v. DAVID D. SMITH, et al. Defendants.	Civil Action No. 1:18-cv-03670-CCB (consolidated with Civil Action No. 1:18-cv-03952-CCB)

ORDER PRELIMINARILY APPROVING SETTLEMENT
AND PROVIDING FOR NOTICE
WHEREAS, (a) plaintiffs in the above-captioned, consolidated derivative action (the “Consolidated Action”), Fire and Police Retiree Health Care Fund, San Antonio and Norfolk County Retirement System (together, “Plaintiffs”), individually and derivatively on behalf of Sinclair Broadcast Group, Inc. (“Sinclair” or the “Company”); (b) Teamsters Local 677 Health Services & Insurance Plan, which filed (and subsequently dismissed pursuant to the Settlement) a related derivative action in the Circuit Court for Baltimore County, Maryland; (c) defendants David D. Smith, Frederick G. Smith, J. Duncan Smith, Robert E. Smith, Howard E. Friedman, Daniel C. Keith, Martin R. Leader, Lawrence E. McCanna, and Christopher S. Ripley (collectively, the “Individual Defendants”); and (d) nominal defendant Sinclair (collectively, with the Individual Defendants, “Defendants”) have entered into a Stipulation and Agreement of Settlement, Compromise and Release, dated July 20, 2020 (the “Stipulation”), that sets forth the terms and conditions for the proposed settlement (the “Settlement”) and dismissal with prejudice of the

Consolidated Action, subject to review and approval by this Court pursuant to Rule 23.1 of the Federal Rules of Civil Procedure (the “Federal Rules”) and upon notice to Sinclair Stockholders.
WHEREAS, Plaintiffs have made an application, pursuant to Rule 23.1 of the Federal Rules, for an order preliminarily approving the Settlement in accordance with the Stipulation and setting the schedule for notice of and this Court’s review of the Settlement; and
WHEREAS, upon review and consideration of the Stipulation filed with the Court and the Exhibits attached thereto, and the motion for preliminary approval of the Settlement and the papers filed and arguments made in connection therewith;
NOW THEREFORE, IT IS HEREBY ORDERED:
1.    Definitions: Unless otherwise defined herein, the capitalized terms used herein shall have the same meanings as they have in the Stipulation.
2.    Preliminary Approval of the Settlement: The Court hereby preliminarily approves the Settlement, as embodied in the Stipulation, as being fair, reasonable, and adequate to Sinclair and its stockholders, subject to further consideration at the Settlement Hearing to be conducted as described below.
3.    Settlement Hearing: A hearing (the “Settlement Hearing”) shall be held before this Court on October 27, 2020, at 2:30 pm, at the United States Courthouse for the District of Maryland, 101 West Lombard Street, Chambers 7D, Baltimore, Maryland 21201 (or via telephone or video conference, if necessary), for the following purposes: (a) to determine whether the proposed Settlement on the terms and conditions provided for in the Stipulation, is fair, reasonable, and adequate to the Company and its stockholders, and should be finally approved by the Court; (b) to determine whether the Court should enter a Final Order and Judgment substantially in the form attached as Exhibit D to the Stipulation, dismissing the Consolidated Action with prejudice and extinguishing and releasing the Released Claims; (c) to determine whether Plaintiffs’ Counsel’s application for attorneys’ fees and expenses (as set forth in Paragraph 18 of the Stipulation) (the “Application”) should be approved; (d) to hear and consider any objections to the proposed Settlement and/or the Application; and (e) to rule on other such matters as the Court may deem appropriate.
4.    The Court reserves the right to adjourn the date of the Settlement Hearing and to modify any other dates set forth herein without further notice of any kind and retains jurisdiction to consider all further applications arising out of or connected with the proposed Settlement. The Court may decide to hold the Settlement Hearing by telephone or video conference without further notice. Any Sinclair Stockholder (or his, her, or its counsel) who wishes to appear at the Settlement Hearing should consult the Court’s docket and/or Sinclair’s corporate website for any changes in date, time, or format of the hearing.
5.    The Court may approve the Settlement, with such modifications as may be agreed to by the Parties, if appropriate, without further notice of any kind.
6.    Approval of Form and Content of Notice: The Court (a) approves, as to form and content, the Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, Settlement Hearing, and Right to Appear (the “Notice”), attached to the Stipulation as Exhibit C; and (b) finds that the disclosure of the terms of the Settlement and distribution of the Notice in the manner and form set forth in this Order meets the requirements of Rule 23.1 of the Federal Rules, the United States Constitution, and any other applicable law, and shall constitute due and sufficient notice to all Persons entitled thereto.

7.    Manner of Giving Notice: No later than five (5) calendar days after entry of this Preliminary Approval Order, (a) Sinclair shall disclose the terms of the Settlement through the filing by Sinclair of a Form 8-K with the U.S. Securities and Exchange Commission, which filing shall include a copy of the Notice and the Stipulation; (b) Sinclair shall post the Notice and the Stipulation on Sinclair’s corporate website through the Effective Date of the Settlement; (c) Sinclair shall release the Notice and the Stipulation on a nationally recognized newswire (e.g., PR Newswire, BusinessWire); and (d) Plaintiffs’ Lead Counsel shall post the Notice and the Stipulation on their respective websites through the Effective Date of the Settlement. At least ten (10) calendar days prior to the Settlement Hearing, counsel for Sinclair shall file with the Court appropriate proof of compliance with the Notice procedures set forth in this Order.
8.    Appearance and Objections at Settlement Hearing: Any Sinclair Stockholder who continues to hold shares of Sinclair stock as of the date of the Settlement Hearing may file a written objection to the Settlement or the Application, and appear and show cause, if he, she, or it has any cause, why the proposed Settlement or the Application should not be approved; provided, however, that, unless otherwise directed by the Court for good cause shown, no such Person shall be heard or entitled to contest the approval of the terms and conditions of the proposed Settlement unless that Person has filed a written objection with the Clerk of the Court and served (by hand, first class mail, or express service and by email) copies of such objection on Plaintiffs’ Lead Counsel and Defendants’ counsel at the addresses set forth below, with a copy emailed to each of the counsel at the email addresses set forth below, no later than twenty-eight (28) calendar days prior to the Settlement Hearing:

Plaintiffs’ Counsel: Zuckerman Spaeder LLP Attn: Cyril V. Smith 100 E. Pratt Street, Suite 2400 Baltimore, Maryland 21202 Telephone: (410) 949-1145 csmith@zuckerman.com	Defendants’ Counsel: Kramon & Graham, P.A. Attn: Philip M. Andrews One South Street, Suite 2600 Baltimore, Maryland 21202 Telephone: (410) 752-6030 pandrews@kg-law.com

Bernstein Litowitz Berger & Grossmann LLP
Attn: Mark Lebovitch
1251 Avenue of the Americas
New York, New York 10020
Telephone: (212) 554-1400
markl@blbg.com

Berman Tabacco
Attn: Nathaniel L. Orenstein
One Liberty Square
Boston, Massachusetts 02109
Telephone: (617) 642-8300
norenstein@bermantabacco.com

Freshfields Bruckhaus Deringer
US LLP
Attn: Aaron R. Marcu
601 Lexington Avenue, 31st Floor
New York, New York 10022
Telephone: (212) 277-4000
aaron.marcu@freshfields.com

Thomas & Libowitz, P.A.
Attn: Scott H. Marder
25 South Charles Street, Suite 2015
Baltimore, Maryland 21201
Telephone: (410) 752-2468
shmarder@tandllaw.com

Fried, Frank, Harris, Shriver & Jacobson
LLP
Attn: Scott B. Luftglass
One New York Plaza
New York, New York 10004
Telephone: 212-859-8968
scott.luftglass@friedfrank.com

9.    Any objections, filings, and other submissions: (a) must state the name, address, and telephone number of the objector and, if represented by counsel, the name, address, and telephone number of his, her, or its counsel; (b) must be signed by the objector; (c) must contain a specific, written statement of the objection(s) and the specific reason(s) for the objection(s), including any legal and evidentiary support the objector wishes to bring to the Court’s attention, and if the objector has indicated that he, she, or it intends to appear at the Settlement Hearing, the identity of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the hearing; and (d) must include documentation sufficient to prove that the objector owned shares of Sinclair common stock as of July 20, 2020 and contain a statement that the objector continues to hold such shares as of the date of filing of the objection and will continue to hold those shares as of the date of the Settlement Hearing. Documentation establishing ownership of Sinclair common stock must consist of copies of monthly brokerage account statements, or an authorized statement from the objector’s broker containing the information found in an account statement.
10.    Unless the Court orders otherwise, any Person or entity who or which does not make his, her, or its objection in the manner provided herein shall: (a) be deemed to have forever waived his, her, or its right to object to any aspect of the proposed Settlement and the Application; (b) be forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement or the Application; and (c) be deemed to have waived and forever barred and foreclosed from behind heard in this or any other proceeding with respect to any matters concerning the Settlement or the Application.
11.    All Sinclair Stockholders, and any other persons owning shares of Sinclair stock as of the date of the Settlement Hearing, shall be bound by all determinations and judgments in the Consolidated Action concerning the Settlement and the Application, whether favorable or unfavorable to stockholders. If the Court approves the Settlement, all Sinclair Stockholders will be bound by the Settlement, including, but not limited to, the release of the Released Claims provided for in the Stipulation, and by any judgment or determination of the Court affecting the Sinclair Stockholders.
12.    Stay and Temporary Injunction: Until otherwise ordered by the Court, the Court stays all proceedings in the Consolidated Action other than proceedings necessary to carry out or enforce the terms and conditions of the Stipulation. Pending final determination of whether the Settlement should be approved, the Court bars and enjoins Plaintiffs and all other Sinclair Stockholders from commencing, instituting, reinstituting, or prosecuting any of the Released Plaintiffs’ Claims against any of the Released Defendant Parties in any forum.
13.    No Admissions: Neither this Order, the Stipulation, nor any act or omission in connection therewith is intended or shall be deemed to be a presumption, concession, or admission by: (a) any of the Defendants or any of the other Released Defendant Parties as to the validity of any claims, causes of action, or other issues raised, or which might be or have been raised, in the Consolidated Action or in any other litigation, or to be evidence of or constitute an admission of wrongdoing or liability by any of them, and each of them expressly denies any such wrongdoing or liability; or (b) Plaintiffs as to the infirmity of any claim or the validity of any defense, or to the amount of any damages, or to the underlying facts of this matter. The existence of the Stipulation, its contents, or any negotiations, statements, or proceedings in connection therewith, shall not be offered or admitted in evidence or referred to, interpreted, construed, invoked, or otherwise used by any Person for any purpose in the Consolidated Action, or otherwise, except as may be necessary to effectuate the Settlement. This provision shall remain in force in the event that the Settlement is terminated for any reason whatsoever. Notwithstanding the foregoing, any of the Released Parties may file the Stipulation or any judgment or order of the Court related hereto in any other action that may be brought against them, in order to support any and all defenses or counterclaims based on res judicata, collateral estoppel, good-faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
14.    Settlement Fund: The Settlement Amount, plus any and all interest earned thereon while on deposit in the Escrow Account, shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court, until such time as the contents of the Escrow Account shall be disbursed pursuant to the Stipulation and/or further order(s) of the Court.
15.    Termination of Settlement: If the Settlement is terminated pursuant to Paragraph 15 of the Stipulation, then (a) this Order shall be rendered null and void and of no force and effect, to the extent provided by and in accordance with the Stipulation, and shall be vacated and, in such event, all orders entered and releases delivered in connection herewith shall be cancelled and shall be null and void and of no force and effect to the extent provided by and in accordance with the Stipulation; and (b) the Parties shall be restored to their respective positions in the Consolidated Action immediately prior to the execution of the Stipulation and shall promptly agree on a new scheduling stipulation to govern further proceedings in the Consolidated Action.
16.    Supporting Papers: Plaintiffs shall file and serve their motion for final approval of the Settlement and the Application no later than forty-two (42) calendar days prior to the Settlement Hearing. Reply papers in response to any objections (if any) and/or in support of the Settlement and the Application shall be filed and served no later than fourteen (14) calendar days prior to the Settlement Hearing.
17.    Retention of Jurisdiction: The Court retains jurisdiction to consider all further applications arising out of or connected with the Settlement.
IT IS SO ORDERED.

DATED:	8/6/2020

/s/
THE HONORABLE CATHERINE C. BLAKE UNITED STATES DISTRICT JUDGE

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